Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(894,863)
Unrealized Gain (Loss) on Market Value of Commodity Futures	121,483
Dividend Income	60,719
Interest Income	10,916
Total Income (Loss)	$(701,745)

Expenses
General Partner Management Fees	$10,463
Professional Fees	18,056
Brokerage Commissions	262
Directors' Fees and insurance	1,686
License fees	210
Total Expenses	30,677
Expense Waiver	(18,121)
Net Expenses	$12,556
Net Income (Loss)	$(714,301)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/23	$17,555,716
Net Income (Loss)	(714,301)

Net Asset Value End of Month	$16,841,415
Net Asset Value Per Share (1,550,000 Shares)	$10.87

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596